UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SCOPUS BIOPHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

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Scopus BioPharma to Reschedule 2021 Annual Meeting of Shareholders

New York, New York, May 26, 2021 – Scopus BioPharma Inc. (Nasdaq: “SCPS”) today announced it will be rescheduling the company’s 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”), which was previously scheduled for July 16, 2021. Once determined by the Scopus Board of Directors, the company will announce the new date, time and location of the 2021 Annual Meeting.

About Scopus BioPharma

Scopus BioPharma Inc. is a biopharmaceutical company developing transformational therapeutics capitalizing on groundbreaking scientific and medical discoveries from leading research and academic institutions. The company’s lead drug candidate is a novel, targeted immuno-oncology RNA therapy for the treatment of multiple cancers. This drug candidate is highly distinctive, encompassing both RNA therapy and immunotherapy by synthetically linking siRNA to an oligonucleotide TLR9 agonist, creating the potential for targeted gene silencing with simultaneous TLR stimulation and immune activation in the tumor microenvironment. The company is also developing additional new chemical entities to treat other serious diseases with significant unmet medical needs, including systemic sclerosis. Receive updates by following Scopus BioPharma on Twitter here.

Forward-Looking Statements

This press release may include forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the company’s offering circular filed with the U.S. Securities and Exchange Commission (“SEC”)) and uncertainties which could cause actual results to differ from the forward-looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

Important Additional Information and Where to Find It

Scopus Biopharma Inc. plans to file a proxy statement (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies for the 2021 Annual Meeting, together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the company with the SEC in connection with the 2021 Annual Meeting at the SEC’s website (https://www.sec.gov), at the company’s website (https://scopusbiopharma.com) or by contacting the company’s proxy solicitor, Morrow Sodali, at (203) 658-9400 or, by e-mail, at SCPS@investor.morrowsodali.com.

Participants in the Solicitation

The company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2021 Annual Meeting. Additional information regarding the identity of these potential participants, none of whom (other than Ira Scott Greenspan, Joshua R. Lamstein, Paul E. Hopper, Ashish P. Sanghrajka and Robert J. Gibson) owns in excess of one percent (1%) of the company’s voting shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2021 Annual Meeting. Information relating to the foregoing can also be found in the company’s Form 10-K/A, filed with the SEC on April 29, 2021. To the extent holdings of the company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the Form 10-K/A, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Contacts

Rodd Leeds/David Waldman

Crescendo Communications, LLC

Tel: (212) 671-1020

Email: SCPS@crescendo-ir.com

Hugh Burns/Delia Cannan/Nicholas Leasure

Reevemark

Tel: (212) 433-4600

Email: scopus@reevemark.com

Shareholders Contact

Mike Verrechia/Bill Dooley

Morrow Sodali, LLC

Tel: (203) 658-9400

Email: SCPS@investor.morrowsodali.com